     EXHIBIT 99.6

PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PMC CAPITAL, INC.

The undersigned hereby appoints                                          and                                          , and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated below, all the shares of common stock (each a “Share”) of PMC Capital, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of shareholders of the Company to be held on                                          or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.	Please mark your votes clearly with an “X” in the box you wish to select.

Item 1.	To consider and approve the Agreement and Plan of Merger, dated March 27, 2003, by and between PMC Capital, Inc. and PMC Commercial Trust, a Texas real estate investment trust (“PMC Commercial”), and the transactions contemplated by the merger agreement, including without limitation, the merger of PMC Capital with and into PMC Commercial.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Item 2.	To consider and elect two members of PMC Capital’s board of directors, each to hold office for a term of three years and until their respective successors have been elected and qualified.

Fredric M. Rosemore

FOR	☐	AGAINST	☐	ABSTAIN	☐

Lance B. Rosemore

FOR	☐	AGAINST	☐	ABSTAIN	☐

Item 3.	To consider and ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of PMC Capital for the year ending December 31, 2003.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Item 4.	To approve the postponement or adjournment of the annual meeting for the solicitation of additional votes, if necessary.

FOR	☐	AGAINST	☐	ABSTAIN	☐

If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment.

Please mark, sign and return this proxy in the enclosed envelope or by facsimile. The undersigned acknowledges receipt from the Company of a Notice of Annual Meeting of Shareholders and a proxy statement.

Signature                                                                                  Signature                                                                                  Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.